Filed Pursuant to Rule 424(b)(5)

Registration No. 333-291906

Prospectus Supplement

(To Prospectus dated December 5, 2025)

Up to $6,000,000 Shares of Common Stock

This prospectus supplement relates to the issuance and sale of up to $6.0 million of newly issued shares of our common stock, par value $0.001 per share (the “Common Stock” or “Purchase Shares”), that we may sell to Tumim Stone Capital, LLC (“Tumim”), from time to time pursuant to the Common Stock Purchase Agreement, dated as of January 28, 2026 (the “Purchase Agreement”), that we have entered into with Tumim. This prospectus supplement and the accompanying base prospectus also cover the resale of these shares by Tumim to the public. See “The Tumim Transaction” for a description of the Purchase Agreement and additional information regarding Tumim. Tumim is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The purchase price for the Purchase Shares will be based upon a formula set forth in the Purchase Agreement and will fluctuate based on the market price of our Common Stock at the time we submit a purchase notice to Tumim. The actual number of Purchase Shares issued and sold will depend on the applicable purchase price at the time of each purchase. Assuming, solely for illustrative purposes, a purchase price of $1.20 per share, we would issue and sell approximately 5,000,000 Purchase Shares. We will pay the expenses incurred in connection with the issuance of the shares of our Common Stock. See “Plan of Distribution.”

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ALLR.” On January 27, 2026, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $1.20 per share.

As of January 27, 2026, the aggregate market value of our outstanding common stock held by non-affiliates (“public float”) was approximately $20,101,225 based on 16,080,980 shares of outstanding common stock as of January 27, 2026, of which no shares were held by our affiliates, and a price of $1.25 per share on December 1, 2025, which was the highest closing sale price of our common stock on Nasdaq within 60 days of the date of this prospectus supplement. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities offered by this prospectus supplement in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and under similar headings in any amendments or supplements to this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 28, 2026

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

S-i

About This Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus, or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying base prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus or incorporated by reference herein. We have not authorized, and the underwriter has not authorized, anyone to provide you with information that is different. The information contained in this prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement or the documents incorporated herein by reference regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” “could,” “should,” “potential,” “seek,” “evaluate,” “pursue,” “continue,” “design,” “impact,” “affect,” “forecast,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal,” or the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements appear in this prospectus supplement, and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. The forward-looking statements in this prospectus supplement and the documents incorporated herein by reference may include but are not limited to the statements about:

●	our business strategy and objectives;

●	our future financial performance and results of operations;

●	our assessment of the market opportunities and our abilities to capitalize on such market opportunities;

●	our assessments of the impact of various events on our financial condition and results of operations;

●	the volatility of capital markets and other macroeconomic factors, including inflationary pressures, banking instability issues, geopolitical tensions, or the outbreak of hostilities or war; and

Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

●	the availability of cash on hand and other sources of liquidity to fund our operations and grow our business;

●	our ability to compete effectively depends on multiple factors and we may not be able to continue to develop solutions to address user needs effectively;

●	the financial and operational projections that we may provide from time to time are subject to inherent risks;

●	our quarterly results may vary significantly from period to period;

●	we are dependent on the continued services and performance of a concentrated and limited group of senior management and other key personnel;

●	we face risks related to the impact of various economic, political, environmental, social, and market events beyond our control can impact our business and results of operations; and

●	other risks and uncertainties other risks described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and documents we have filed with the SEC thereafter.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus supplement, and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should read this prospectus supplement and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement, and the other documents we have filed with the SEC that are incorporated herein by reference to conform such statements to actual results or to changes in our expectations.

S-iii

Prospectus Supplement Summary

This prospectus supplement summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement. It does not contain all the information you should consider before investing in our securities. You should carefully read the entire prospectus supplement, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus supplement, including our financial statements.

Overview

We are a clinical-stage, precision medicine pharmaceutical company focused on developing novel anti-cancer therapeutics for patients with high unmet medical need. We were founded on the innovation of our novel Drug Response Predictor (DRP®) platform. The DRP® technology is designed to define the gene expression signatures in cancer cells that predict the cancer cell’s sensitivity to a specific cancer therapeutic. Once defined, the DRP® gene expression signature can then be assessed in cancer tissue biopsies from patients to identify those cancers that share this signature of drug sensitivity, and by extension, to identify those patients who may then be most likely to receive benefit from that specific anti-cancer therapeutic. We have developed and published DRP® signatures for dozens of anti-cancer therapeutics. Ideally, by using DRP to identify the patients most likely to benefit clinically from a given therapeutic, clinical development of that therapeutic can be focused on a smaller, more responsive patient population, which would allow for smaller, cheaper and quicker trials while also enhancing the probability of clinical and regulatory success for that therapeutic. Historically, we have generated DRP signatures for numerous anti-cancer therapeutics and had in-licensed numerous assets for DRP-guided development, including Liposomal CisPlatin (LiPlaCis), Irofulven and dovitinib as well as the novel PARP/tankyrase inhibitor, stenoparib.

In the second half of 2023, we seated two new independent directors to our board of directors, Laura E. Benjamin, PhD and Joseph W. Vazzano, CPA. Along with the chairman of the board, Gerald W. McLaughlin, Dr. Benjamin and Mr. Vazzano took the decision to replace the prior CEO, Mr. James Cullem, with Thomas H. Jensen as interim CEO. Mr. Jensen is a co-founder of Allarity and has extensive experience not only with the core DRP® platform technology but also with capital fund raising. Mr. Jensen was tasked with streamlining the organization and its finances. In June 2024, Mr. Jensen was permanently installed as our CEO. In the second half of 2024, we added a new Chief Financial Officer, Mr. Alexander Epshinsky, who comes to us after serving in accounting and controller roles in a series of small cap biotech companies. To help Mr. Jensen re-focus our clinical development program, we also added a new President and Chief Development Officer, Jeremy R. Graff, PhD, who was brought in with deep experience in cancer drug development, including nearly 17 years at Eli Lilly and Company and 10 more years in various C-suite roles in biotech.

We are now singularly focused on the development of stenoparib and the parallel development of the stenoparib DRP® as a companion diagnostic. All other assets including dovitinib, Irofulven and LiPlaCis, were terminated and are no longer part of our portfolio. Stenoparib was in-licensed with exclusive world-wide rights from the Japanese Pharmaceutical company, Eisai Pharmaceuticals. Stenoparib is a novel, dual inhibitor of poly-ADP-ribose polymerase (PARP1/2) as well as tankyrases, enzymes critically important in the WNT cancer cell survival pathway. Stenoparib is currently being explored in a phase 2 clinical trial in patients with advanced, recurrent ovarian cancer who have been pre-selected for enrollment using the stenoparib-DRP®. Emerging clinical data from this ongoing trial in heavily pre-treated, advanced ovarian cancer patients show promising clinical benefit including a patient with a complete, confirmed response (i.e., absence of active disease by RECISTv1.1 criteria) as well as a patient with primary platinum refractory disease who stayed on therapy more than 10 months and two additional patients with ongoing stable disease still on therapy more than 17 months. These compelling data in heavily pre-treated ovarian cancer patients have now prompted us to design a new clinical protocol, guided by key gynecologic oncology experts, to deepen and enrich the understanding of the clinical benefit from stenoparib treatment while also advancing the stenoparib-DRP® as a companion diagnostic used to select patients for stenoparib treatment.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including presenting only the two most recent fiscal years of audited financial statements and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Corporate Information

We were founded in Denmark in 2004 by our chief scientific officer, Steen Knudsen, Ph.D., and our Chief Executive Officer, Thomas H. Jensen, both of whom were formerly academic researchers at the Technical University of Denmark working to advance novel bioinformatic and diagnostic approaches to improving cancer patient response to therapeutics.

We were incorporated in Delaware in 2021. On May 20, 2021, we entered a Plan of Reorganization and Asset Purchase Agreement (the “Recapitalization Share Exchange”), between us, Allarity Acquisition Subsidiary, our wholly owned Delaware subsidiary (“Acquisition Sub”), and Allarity Therapeutics A/S, an Aktieselskab organized under the laws of Denmark. Pursuant to the terms of the Recapitalization Share Exchange, our Acquisition Sub acquired substantially all of the assets and liabilities of Allarity Therapeutics A/S in exchange for shares of our Common Stock on December 20, 2021, and our Common Stock began trading on the Nasdaq Global Market on that same day.

Our principal executive offices are located at 123 E Tarpon Ave, Tarpon Springs, FL 34689. Our telephone number is (401) 426-4664, and our email address is info@allarity.com. Our corporate website address is www.allarity.com.

The Offering

Pursuant to the Purchase Agreement, upon the terms and subject to the conditions and limitations set forth therein, we have the right, in our sole discretion, to direct Tumim to purchase up to an aggregate of $6.0 million of shares of our Common Stock over the 24-month term of the Purchase Agreement. We currently have reserved 2,000,000 shares of our authorized and unissued shares of Common Stock solely for the purpose of effecting purchases of the shares under the Purchase Agreement. Under the Purchase Agreement, we have the right to present Tumim with a purchase notice (each, a “Purchase Notice”) directing Tumim to purchase up to any amount that is the lesser of (i) 40% of the daily trading volume on the Purchase Notice date, or (ii) $2,000,000, at a per share price equal to 97% of the lowest VWAPs during the three trading days following the delivery of the Purchase Notice.

Tumim will not purchase or acquire, any shares of Common Stock under Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Tumim and its affiliates (as calculated pursuant to Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 promulgated thereunder) would result in the beneficial ownership by Tumim and its affiliates of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”).

We will control the timing and amount of sales of our Common Stock to Tumim. Tumim has no right to require any sales by us, and is obligated to make purchases from us as directed solely by us in accordance with the Purchase Agreement.

The Purchase Agreement may be terminated by us at any time after commencement, at our discretion; provided, however, we shall have paid any commitment fee to Tumim (in cash, as required pursuant to the Purchase Agreement) in accordance with the Purchase Agreement and paid all fees and amounts to the Tumim’s counsel required to be paid pursuant to the Purchase Agreement prior to such termination. Further, the Purchase Agreement will automatically terminate on the earliest to occur of: (i) date that we sell, and Tumim purchases, the full $6.0 million in shares of Common Stock under the agreement; (ii) on the expiration of the 24-month term of the Purchase Agreement; (iii) date on which the Common Stock shall have failed to be listed or quoted on the Nasdaq; (iv) the thirtieth (30th) trading day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, in each case that is not discharged or dismissed prior to such thirtieth (30th) trading day, and (v) the date on which, pursuant to or within the meaning of any Bankruptcy Law, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

Offering Summary

Common Stock offered by us	Up to $6,000,000 shares of Common Stock, which may be issued pursuant to the Purchase Agreement.

Common Stock to be outstanding immediately after the closing of this offering

21,080,980 shares, with respect to the up to $6,000,000 of Purchase Shares that we may elect, in our sole discretion, to issue and sell to Tumim pursuant to the Purchase Agreement, from time to time from and after January 28, 2026, assumes the sale of such Purchase Shares to Tumim at a price of $1.20 per share, which was the closing price of our common stock on Nasdaq on January 27, 2026, resulting in the issuance of approximately 5,000,000 Purchase Shares. The actual number of shares of common stock issued under the Purchase Agreement will vary depending on the actual prices at which up to $6,000,000 of Purchase Shares that we may elect, in our sole discretion, to issue and sell to Tumim pursuant to the Purchase Agreement, from time to time from and after January 28, 2026, are sold. Under applicable Nasdaq rules, we are precluded from issuing and selling more than 3,214,588 shares of our common stock, which number of shares equals 19.99% of the shares of common stock issued and outstanding immediately prior to the execution of the Purchase Agreement, which we refer to as the Exchange Cap, unless we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap, or unless the average per share purchase price paid by Tumim for all Purchase Shares sold under the Purchase Agreement equals or exceeds $1.20 per share, in which case the Exchange Cap will not apply to issuance of our common stock to Tumim under the Purchase Agreement.

Use of proceeds	All of the shares of Common Stock offered by this prospectus supplement are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares of Common Stock. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of Common Stock covered by this prospectus supplement. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares of Common Stock.

Risk factors	An investment in our shares of Common Stock is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page S-5 and other information in this prospectus supplement for a discussion of factors to consider before deciding to invest in the securities offered hereby. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq symbol and trading	Our Common Stock is listed on Nasdaq under the symbol “ALLR.”

The number of shares of Common Stock to be outstanding immediately after the closing of this offering is based on 16,080,980 shares of Common Stock outstanding as of January 27, 2026, and excludes as of that date:

●	8,557 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants, with a weighted average exercise price of $600 per share;

●	50,000 shares of Common Stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $1.01 per share;

●	620,164 shares of Common Stock issuable upon vesting of non-vested restricted stock units outstanding; and

●	85,051 shares of Common Stock reserved for issuance pursuant to our Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”).

Risk Factors

An investment in our securities is subject to a number of risks, including risks related to this offering, our business and industry, as well as risks related to our shares of Common Stock. You should carefully consider all of the information in this prospectus supplement and the documents incorporated by reference into this prospectus supplement, including our financial statements and related notes, before making an investment in our securities. The occurrence of any of the adverse developments described in the following risk factors and risk factors incorporated by reference could materially and adversely harm our business, financial condition, results of operations or prospects. In that case, the trading price of our shares of Common Stock could decline, and you may lose all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements” and the identically titled sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Risks Related to this Offering and Ownership of Our Securities

Issuances of our Common Stock to Tumim have caused and will continue to cause substantial dilution to our existing stockholders and the price of our Common Stock to decline.

We anticipate that shares issued to Tumim under the Purchase Agreement will be issued and sold over a period of as long as the approximately 24-month term under the Purchase Agreement. The number of shares ultimately sold to Tumim under this prospectus supplement is dependent upon the number of shares we elect to sell to Tumim under the Purchase Agreement. Depending on a variety of factors, including market liquidity of our Common Stock, the issuance and sale of shares under the Purchase Agreement may cause the trading price of our Common Stock to decline.

We may ultimately issue and sell to Tumim all, some or none of the shares of Common Stock available under the Purchase Agreement. Tumim may sell all, some or none of our shares that it holds or comes to hold pursuant to sales under the Purchase Agreement. The issuance and sale of shares by us to Tumim pursuant to the Purchase Agreement will result in dilution to the interests of other holders of our Common Stock. The sale of a substantial number of shares of our Common Stock by Tumim in this offering, or anticipation of such sales, could cause the trading price of our Common Stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

We may not have access to the full amount available under the Purchase Agreement with Tumim.

Under the Purchase Agreement, we will have the right to direct Tumim to purchase shares of our Common Stock from time to time by presenting Tumim with a Purchase Notice directing Tumim to purchase shares of Common Stock, at a per share price equal to 95% of the lowest daily VWAPs over a specified measurement period beginning after the delivery of the Purchase Notice.

Although the Purchase Agreement provides that we may sell up to $6.0 million of our Common Stock to Tumim, depending on the market prices of our Common Stock, we may not be able to nor desire to sell all of the shares contemplated by the Purchase Agreement. In addition, if the number of shares registered hereby is insufficient to cover all of the shares we elect to sell to Tumim under the Purchase Agreement, we will be required to file one or more additional registration statements to register such additional shares.

The extent to which we rely on Tumim as a source of funding will depend on a number of factors, including the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. Even if we sell a significant amount of shares under the Purchase Agreement to Tumim, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Tumim will pay less than the then-prevailing market price for our Common Stock, which could cause the price of our Common Stock to decline.

The purchase price of Common Stock sold to Tumim under the Purchase Agreement is derived from the market price of our Common Stock. The shares to be sold to Tumim pursuant to the Purchase Agreement will be purchased at a discounted price as described above. As a result of this pricing structure, Tumim may sell the shares it receives immediately after receipt of the shares, which could cause the price of our Common Stock to decrease. These sales may have a further impact on the price of our Common Stock.

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the selling stockholder, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the Purchase Agreement and compliance with applicable law, we have the discretion to deliver notices to the selling stockholder at any time throughout the term of the Purchase Agreement. The actual number of shares of Common Stock that are sold to the selling stockholder may depend upon a number of factors, including the market price of the Common Stock during the sales period. Because the price per share of each share sold to the selling stockholder will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

Shareholders who buy shares of our Common Stock at different times will likely pay different prices.

Shareholders who purchase shares of Common Stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. Similarly, Tumim may sell such shares at different times and at different prices. Shareholders may experience a decline in the value of the shares they purchase from the selling stockholder in this offering as a result of sales made by us in future transactions to Tumim at prices lower than the prices they paid.

We are a smaller reporting company, and the reduced disclosure requirements applicable to smaller reporting companies may make our Common Stock less attractive to investors.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million. For as long as we are a smaller reporting company, we may rely on exemptions from certain disclosure requirements. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Reports on Form 10-K and have reduced disclosure obligations regarding executive compensation.

We do not intend to pay cash dividends for the foreseeable future, and as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant. As a result, you may only receive a return on your investment in our Common Stock if the market price of our Common Stock increases.

If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, our stock price and trading volume could decline.

The trading market for our Common Stock depends in part on the research and reports that analysts publish about our business. We do not have any control over these analysts. If any of the analysts who cover us downgrade our Common Stock or publish inaccurate or unfavorable research about our business, the price of our Common Stock would likely decline. If few analysts cover us, demand for our Common Stock could decrease and the price and trading volume of our Common Stock may decline. Similar results may occur if one or more of these analysts stop covering us in the future or fail to publish reports on us regularly.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our Common Stock may be volatile and, in the past, in certain instances companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our Common Stock.

With limited exceptions, we are generally not restricted from issuing additional Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock. The market price of our Common Stock could decline as a result of sales of Common Stock or securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock after this offering or the perception that such sales could occur.

The Tumim Transaction

We are offering, pursuant to the Purchase Agreement, to sell, at our option, up to $6.0 million of our Common Stock to Tumim (the “Total Commitment”). The Total Commitment may be sold pursuant to this prospectus supplement under the terms of the Purchase Agreement.

The following is a description of the material terms of the issuance and sale of securities pursuant to the Purchase Agreement. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Purchase Agreement, including the definitions of certain terms used therein. We urge you to read these documents because they, and not this description, define your rights as the investor thereunder. You may request copies of these agreements, and related ancillary documents, as set forth under the section titled “Where You Can Find Additional Information.”

Description of the Purchase Agreement

On January 28, 2026, we entered into the Purchase Agreement with Tumim pursuant to which we have the right, but not the obligation, to sell to Tumim up to that number of Purchase Shares equal to the Total Commitment, subject to certain limitations and conditions set forth therein. As consideration for Tumim’s commitment pursuant to the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, we paid Tumim a cash commitment fee of $187,500 (representing 0.75% of the Total Commitment), concurrently with the execution and delivery of the Purchase Agreement. We also agreed to reimburse Tumim for certain out-of-pocket expenses incurred in connection with the transactions contemplated under the Purchase Agreement (including its legal fees and expenses), in an aggregate amount of approximately $50,000.

Purchase and Sale of Common Stock

Upon the initial satisfaction of the conditions to our right to commence sales of Purchase Shares to Tumim set forth in the Purchase Agreement (such event, the “Commencement”), we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period from and after the date of the Commencement (the “Commencement Date”), subject to earlier termination as set forth in the Purchase Agreement, to direct Tumim to make dollar volume-weighted average price (“VWAP”) purchases of Purchase Shares, as further described in the Purchase Agreement (each, a “VWAP Purchase”) by delivering a VWAP Purchase Notice (as such term is defined in the Purchase Agreement) on any trading day. We may not deliver any VWAP Purchase Notice to Tumim unless at least three trading days have elapsed since the most recent prior VWAP Purchase Exercise Date, the closing sales price of our Common Stock on the VWAP Purchase Exercise Date is less than the Threshold Price and all of the shares of Common Stock subject to all prior VWAP Purchase notice that have been properly delivered by the Company to the Investor have theretofore been received by the Investor or its Broker-Dealer as DWAC Shares, prior to the Company’s delivery of such VWAP Purchase Notice to the Investor on such VWAP Purchase Exercise Date, unless such conditions are waived by Tumim. The term “Threshold Price” is defined in the Purchase Agreement as $0.10, subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction; provided that, effective upon the consummation of any such transaction, the Threshold Price shall mean the lower of (i) the price as so adjusted and (ii) $0.10.

The purchase price of the Purchase Shares that we elect to sell to Tumim pursuant to a VWAP Purchase will be determined by reference to the VWAP of our Common Stock during either (i) a one-trading day period or (ii) a the three-consecutive-trading-day period, in each case, immediately following the date on which we timely deliver the applicable VWAP Purchase Notice for such VWAP Purchase, as elected by us in our sole discretion as set forth in such VWAP Purchase Notice (the “VWAP Purchase Valuation Period”) as set forth in the Purchase Agreement, with the purchase price per share equal to (a) ninety-five percent (95%) of the lowest daily VWAP during the applicable one-day VWAP Purchase Valuation Period, if a one-day period is elected, or (b) ninety-seven percent (97%) of the lowest daily VWAP during the applicable three-day VWAP Purchase Valuation Period, if a three-day period is elected. In addition, the Company and Tumim may mutually agree in writing to increase or decrease the purchase price per share (and the aggregate purchase price for all Purchase Shares comprising a particular VWAP Purchase) relative to the purchase price otherwise determined as described above. The purchase price per share of Purchase Shares to be sold in a VWAP Purchase will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the applicable VWAP Purchase Valuation Period.

Each VWAP Purchase under the Purchase Agreement is subject to a maximum size limitation (the “VWAP Purchase Maximum Amount”). If we elect to use a one-trading-day VWAP Purchase Valuation Period to determine the VWAP Purchase Price, the VWAP Purchase Maximum Amount for such VWAP Purchase will equal the lesser of (i) 25% of the average daily trading volume of our Common Stock on the applicable trading market during the five consecutive trading-day period ending on (and including) the trading day immediately preceding the applicable VWAP Purchase date, or (ii) an amount of shares of Common Stock having an aggregate purchase price of $1,000,000, based on the applicable VWAP Purchase Price.

If we elect to use a three-trading-day VWAP Purchase Valuation Period to determine the VWAP Purchase Price, the VWAP Purchase Maximum Amount for such VWAP Purchase will equal the lesser of (i) 40% of the average daily trading volume of our Common Stock on the applicable trading market during the same five-day reference period, or (ii) an amount of shares of Common Stock having an aggregate purchase price of $2,000,000, based on the applicable VWAP Purchase Price.

The VWAP Purchase Maximum Amount is subject to equitable adjustment for stock splits, reverse stock splits, dividends and similar transactions. In addition, we and Tumim may mutually agree in writing to increase the VWAP Purchase Maximum Amount applicable to a particular VWAP Purchase. There is no upper limit on the price per share that Tumim could be obligated to pay for Purchase Shares under the Purchase Agreement.

From and after Commencement, we will control the timing and amount of any sales of Purchase Shares to Tumim. Actual sales of Purchase Shares to Tumim under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, market conditions, the trading price of the Common Stock, and determinations by us as to the appropriate sources of funding for our operations. We may ultimately decide to sell to Tumim all, some, or none of the Purchase Shares that may be available for us to sell pursuant to the Purchase Agreement.

Beneficial Ownership Limitation

The Purchase Agreement prohibits us from directing Tumim to purchase any Purchase Shares if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Tumim (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder) would result in Tumim beneficially owning more than 4.99% of our issued and outstanding Common Stock (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99% at the option of Tumim, except that any change will only be effective upon 61-days’ prior written notice to us.

Exchange Cap

Under applicable Nasdaq rules, in no event may we issue to Tumim under the Purchase Agreement more than 3,214,588 shares of our Common Stock, which number of shares equals the Exchange Cap, unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap, or unless the average per share purchase price paid by Tumim for all shares of Common Stock sold under the Purchase Agreement equals or exceeds the Base Price (as defined in the Purchase Agreement), in which case the Exchange Cap limitation will not apply under applicable Nasdaq rules.

Pursuant to the Purchase Agreement, we are required to submit for stockholder approval at the Company’s next annual meeting of stockholders, in accordance with applicable law and the rules of The Nasdaq Stock Market, a proposal to waive the Exchange Cap to permit the issuance of shares of our Common Stock to Tumim in excess of 19.99% of our outstanding Common Stock and, if necessary, a proposal to increase the number of authorized shares of our Common Stock to ensure that we have sufficient authorized shares to satisfy our obligations under the Purchase Agreement. If we do not obtain such stockholder approval, the Exchange Cap will continue to apply for all purposes under the Purchase Agreement, and we will be limited in the number of shares of Common Stock that we may issue to Tumim thereunder.

Proceeds

Because the purchase price per share to be paid by Tumim for the Purchase Shares that we may elect to sell under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock during the applicable VWAP Purchase Valuation Period for each VWAP Purchase made, as of the date of this prospectus supplement it is not possible for us to predict the number of shares of Common Stock that we will sell to Tumim thereunder, the actual purchase price per share to be paid by Tumim for such shares, or the actual gross proceeds to be raised by us from those sales, if any.

As of January 27, 2026, there were 16,080,980 shares of our Common Stock issued and outstanding, which excludes the Purchase Shares we may, in our sole discretion, sell to Tumim from time to time from and after the Commencement Date pursuant to the Purchase Agreement. Further, although the Purchase Agreement provides that we may issue and sell up to an aggregate of $6.0 million of Purchase Shares to Tumim, only 3,214,588 shares of our Common Stock (representing the maximum number of shares we may issue and sell under the Purchase Agreement in light of the Exchange Cap limitation) may be sold to Tumim and are being registered for resale under this prospectus supplement. If all of the shares offered hereunder were issued and outstanding as of January 27, 2026, such shares would represent approximately 19.99% of the total number of shares of our Common Stock outstanding as of January 27, 2026.

If, after the Commencement Date, we elect to sell to Tumim all of the Purchase Shares that are available for sale by us to Tumim under the Purchase Agreement and that are being registered for resale under this prospectus supplement, depending on the market prices of our Common Stock during the applicable VWAP Purchase Valuation Period for each VWAP Purchase made pursuant to the Purchase Agreement, the actual gross proceeds to us from the sale of all such shares may be substantially less than the $6.0 million Total Commitment.

If it becomes necessary for us to issue and sell to Tumim more shares of our Common Stock than are being registered for resale under this prospectus, we must first (i) obtain stockholder approval to issue shares of our Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, unless the average per share purchase price paid by Tumim for all shares of Common Stock sold under the Purchase Agreement equals or exceeds the Base Price (as defined in the Purchase Agreement), in which case the Exchange Cap limitation will not apply under applicable Nasdaq rules, and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by Tumim of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to Tumim under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of our Common Stock in addition to the 3,214,588 shares being offered for resale hereunder could cause additional substantial dilution to our stockholders. The number of shares of our Common Stock ultimately offered for sale by Tumim is dependent upon the number of Purchase Shares, if any, we ultimately sell to Tumim under the Purchase Agreement.

The proceeds from sales of Purchase Shares, if any, under the Purchase Agreement will depend on the frequency and prices at which we sell Purchase Shares to Tumim. To the extent we sell Purchase Shares under the Purchase Agreement, we plan to use any proceeds therefrom for working capital and general corporate purposes.

Conditions Precedent to Commencement and For Delivery of VWAP Purchase Notices

Our right to deliver VWAP Purchase Notices to Tumim under the Purchase Agreement, and Tumim’s obligation to accept VWAP Purchase Notices delivered by us, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, on the applicable VWAP Purchase Exercise Date for each VWAP Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, which conditions include the following:

●	the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;

●	the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by us to Tumim under the Purchase Agreement) shall continue to be effective under the Securities Act, and Tumim is able to utilize this prospectus supplement to resell all of the shares of Common Stock included in this prospectus (and included in any such additional prospectuses);

●	the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus supplement (or any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by us to Tumim under the Purchase Agreement) or prohibiting or suspending the use of this prospectus supplement;

●	Both us and Tumim shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by such party;

●	trading in our Common Stock shall not have been suspended by the SEC, Nasdaq, or the Financial Industry Regulatory Authority (“FINRA”), and we shall not have received any final and non-appealable notice that the listing of our Common Stock on The Nasdaq Capital Market shall be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement); and

●	there shall be the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement, or seeking material damages in connection with such transactions.

Covenants

The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Restrictions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. Tumim and its affiliated entities have agreed not to cause, or engage in any manner whatsoever in, any direct or indirect short selling or hedging of our Common Stock during the term of the Purchase Agreement.

Termination

The Purchase Agreement will automatically terminate upon the earliest of (i) the expiration of the 24-month period following the Commencement Date, (ii) Tumim’s purchase of the Purchase Shares equal to Total Commitment, or (iii) the occurrence of certain other events set forth in the Purchase Agreement.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon five trading days’ prior written notice to Tumim.

Tumim has the right to terminate the Purchase Agreement upon five trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

●	the occurrence of a Material Adverse Effect (as defined in the Purchase Agreement);

●	the occurrence of a Fundamental Transaction (as defined in the Purchase Agreement) involving us;

●	a lapse in the effectiveness of the registration statement that includes this prospectus for any reason (including the issuance of a stop order by the SEC), or this prospectus otherwise becomes unavailable to Tumim for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of 30 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, other than due to acts of Tumim;

●	a suspension of trading in our Common Stock on The Nasdaq Capital Market (or if our Common Stock is then listed on an Eligible Market (as defined in the Purchase Agreement), trading in our Common Stock on such Eligible Market) for a period of three consecutive trading days; or

●	we are in material breach or default of the Purchase Agreement and, if such breach or default is capable of being cured, such breach or default is not cured within ten trading days of our receipt of notice of such breach or default.

No termination of the Purchase Agreement by us or by Tumim will become effective prior to the fifth trading day immediately following the applicable settlement date related to any pending VWAP Purchase that has not been fully settled in accordance with the terms and conditions of the Purchase Agreement, and will not affect any of our respective rights and obligations under the agreement with respect to any pending VWAP Purchase, and both we and Tumim have agreed to complete our respective obligations with respect to any such VWAP Purchase under the Purchase Agreement.

Existing Stockholders; Dilution

The issuance of shares of our Common Stock to Tumim pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of Common Stock after any such issuance. There are substantial risks to our stockholders as a result of the sale and issuance of Common Stock to Tumim under the Purchase Agreement. For additional information, refer to the sections of this prospectus supplement titled “Risk Factors” and “Dilution.”

Use of Proceeds

All of the shares of Common Stock offered by this prospectus supplement are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares of Common Stock. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of Common Stock covered by this prospectus supplement. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares of Common Stock. The prices at which the shares of Common Stock covered by this prospectus supplement may actually be sold will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the selling stockholder and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

However, we may receive gross proceeds of as much as up to $6.0 million from the sale of shares under the Purchase Agreement with Tumim. We intend to use the net proceeds from any sale of shares to Tumim under the Purchase Agreement for general corporate purposes, which may include repayment of debt, capital expenditures and payment of operational expenses. This anticipated use of net proceeds from the sale of our Common Stock to Tumim under the Purchase Agreement represents our intentions based upon our current plans and business conditions.

The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus supplement, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the selling stockholder and our independent registered public accountants.

Dividend Policy

We have never declared or paid any dividends on our Common Stock. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects, and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Dilution

If you invest in our Common Stock, your ownership interest will be diluted to the extent the public offering price per share of our Common Stock exceeds the net tangible book value per share of our Common Stock immediately following this offering. As of September 30, 2025, the net tangible book value of our Common Stock was approximately $12.0 million, or $0.74 per share of Common Stock based on 16,111,461 shares of our Common Stock issued and outstanding. Net tangible book value per share as of a particular date represents common equity less intangible assets and goodwill, divided by the number of shares of our Common Stock outstanding.

After giving effect to (i) the sale of $6.0 million of shares of our Common Stock at an assumed offering price of $1.20 per share, the last reported sale price of our Common Stock on January 27, 2026, and (ii) after deducting fees and estimated offering expenses payable by us, the pro forma net tangible book value as of September 30, 2025 would have been approximately $17.9 million. This represents an immediate increase in the net tangible book value of $0.11 per share to existing stockholders and an immediate dilution of $0.35 per share to the investor purchasing shares of our Common Stock in this offering.

The following table illustrates the dilution in net tangible book value per share as a result of this offering:

Assumed public offering price per share		$1.20

Net tangible book value per share as of September 30, 2025	$0.74
Increase in net tangible book value per share after giving effect to this offering	$0.11

Pro forma net tangible book value per share as of September 30, 2025		$0.85

Dilution per share to new investors in this offering		$0.35

The number of shares of Common Stock that will be outstanding after this offering is based on 16,080,980 shares of Common Stock outstanding as of January 27, 2025, and excludes as of that date:

●	8,557 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants, with a weighted average exercise price of $600 per share;

●	50,000 shares of Common Stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $1.01 per share;

●	620,164 shares of Common Stock issuable upon vesting of non-vested restricted stock units outstanding; and

●	85,051 shares of Common Stock reserved for issuance pursuant to the 2021 Plan.

The foregoing discussion and table do not take into account further dilution to investors that could occur upon the vesting of outstanding restricted stock units or the exercise of outstanding stock options or warrants. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-linked securities, the issuance of these securities could result in further dilution to our stockholders.

Selling Stockholder

This prospectus supplement relates to the offer and sale by Tumim of up to $6.0 million shares of our Common Stock that have been and may be issued by us to Tumim under the Purchase Agreement. For additional information regarding the shares of our Common Stock included in this prospectus supplement, see the section titled “The Tumim Transaction” above. Except for the transactions contemplated by the Purchase Agreement and as set forth elsewhere in this prospectus supplement, Tumim has not had any material relationship with us within the past three years. As used in this prospectus supplement, the term “selling stockholder” means Tumim.

The table below presents information regarding the selling stockholder and the shares of our Common Stock that may be resold by the selling stockholder from time to time under this prospectus supplement. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of January 27, 2026. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus Supplement” represents all of the shares of our Common Stock being offered for resale by the selling stockholder under this prospectus supplement. The selling stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the selling stockholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution” in this prospectus supplement, we are not aware of any existing arrangements between the selling stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus supplement.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Common Stock with respect to which the selling stockholder has sole or shared voting and investment power. The percentage of shares of our Common Stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 16,080,980 shares of our Common Stock outstanding on January 27, 2026. Because the purchase price to be paid by the selling stockholder for shares of our Common Stock, if any, that we may elect to sell to the selling stockholder in one or more purchases from time to time under the Purchase Agreement will be determined at the end of the applicable purchase valuation period therefor, the actual number of shares of our Common Stock that we may sell to the selling stockholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus supplement. The fourth column assumes the resale by the selling stockholder of all of the shares of our Common Stock being offered for resale pursuant to this prospectus supplement.

In the event of stock splits, stock dividends or similar transactions involving the shares of Common Stock, the number of shares of Common Stock registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act. In the event that the adjustment provisions of the Purchase Agreement or the Note require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus		Number of Shares of Common Stock Beneficially Owned After Offering(3)
Name of Selling Stockholder	Number(1)	Percent(2)	Supplement		Number	Percent
Tumim Capital LLC(4)	1,471,583	8.36%	3,214,588	(5)	1,471,583	7.07%

(1)

Consists of 669,999 shares of common stock and 801,584 shares of common stock issuable upon the exercise of pre-funded warrants held by an affiliate of Tumim Capital LLC, subject to a beneficial ownership limitation of 4.99%, which limitation may be increased to 9.99% at the election of the holder upon prior notice to the Company.

In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Tumim may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Tumim’s control, including the registration statement that includes this prospectus supplement becoming and remaining effective. Furthermore, purchases of our Common Stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our Common Stock to Tumim to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by Tumim, would cause Tumim’s beneficial ownership of our Common Stock to exceed the 9.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our Common Stock under the Purchase Agreement in excess of the 19.99% exchange cap, unless we obtain stockholder approval to do so, or unless sales of our Common Stock are made by us to Tumim at a price equal to or greater than the applicable “minimum price” (as defined in the applicable listing rules of the Nasdaq) of the Common Stock, calculated at the time purchases are effected by us under the Purchase Agreement, if any, as adjusted to take into account our payment of the commitment fee to Tumim and our reimbursement of a certain amount of Tumim’s legal fees and expenses, such that the exchange cap limitation would not apply under applicable rules of the Nasdaq. Neither the Beneficial Ownership Limitation nor the exchange cap (to the extent applicable under the applicable rules of the Nasdaq) may be amended or waived under the Purchase Agreement.

(2)	Applicable percentage ownership is based on 16,080,980 shares of our Common Stock outstanding as of January 27, 2026.

(3)	Based on 20,023,568 shares of Common Stock, assuming the sale of all shares of our Common Stock being offered pursuant to this prospectus supplement.

(4)	The business address of Tumim Stone Capital LLC is 2 Wooster Street, 2nd Floor, New York, NY 10013. Tumim Stone Capital LLC’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, which is the sole member of Tumim Stone Capital, LLC, and has sole voting control and investment discretion over securities beneficially owned directly by Tumim Stone Capital LLC and indirectly by 3i Management, LLC and 3i, LP. 3i Management, LLC is also the manager of Tumim Stone Capital LLC. We have been advised that neither Mr. Tarlow, 3i Management, LLC, 3i, LP nor Tumim Stone Capital LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Tarlow as to beneficial ownership of the securities beneficially owned directly by Tumim Stone Capital LLC and indirectly by 3i Management, LLC and 3i, LP.

(5)	The number of shares of common stock being offered represents the maximum number of shares that may be issued and sold under the Common Stock Purchase Agreement without obtaining stockholder approval, based on the 19.99% limitation imposed by applicable stock exchange rules. Although the Purchase Agreement provides for a total commitment of up to $6,000,000 and permits sales at a minimum price of $0.10 per share, the Company will not issue shares in excess of this exchange cap unless stockholder approval is obtained. In addition, the Purchase Agreement includes a beneficial ownership limitation of 4.99%, which may be increased to 9.99% upon at least 61 days’ prior notice, which limitation restricts the number of shares the Investor may beneficially own at any one time but does not limit the aggregate number of shares that may be sold under the Purchase Agreement.

Plan of Distribution

The shares of our Common Stock offered by this prospectus supplement are being offered by the selling stockholder, Tumim. The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Common Stock offered by this prospectus supplement could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our Common Stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Tumim is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Tumim has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Common Stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Tumim has informed us that each such broker-dealer will receive commissions from Tumim that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus supplement may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus supplement. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the selling stockholder.

We know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus supplement.

We may from time to time file with the SEC one or more supplements to this prospectus supplement to amend, supplement or update information contained in this prospectus supplement, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus supplement by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by the selling stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the offer and sale of the shares of our Common Stock covered by this prospectus supplement by the selling stockholder. As consideration for its irrevocable commitment to purchase our Common Stock under the Purchase Agreement, we agreed to pay Tumim a commitment fee in cash. We also have agreed to reimburse Tumim for the fees and disbursements of its counsel, payable upon execution of the Purchase Agreement.

We also have agreed to indemnify Tumim and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Tumim has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Tumim specifically for use in this prospectus supplement or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $50,000.

Tumim has represented to us that at no time prior to the date of the Purchase Agreement has Tumim or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Tumim has agreed that during the term of the Purchase Agreement, neither Tumim, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus supplement.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus supplement have been sold by the selling stockholder.

Our Common Stock is currently listed on the Nasdaq under the symbol “ALLR.”

Legal Matters

Certain legal matters in connection with this offering will be passed upon for us by Venable LLP, New York, New York.

Experts

The consolidated financial statements of Allarity Therapeutics, Inc. are incorporated in this prospectus supplement by reference from Allarity Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

We maintain a website at www.allarity.com through which you can obtain copies of the reports, proxy and information statements, and other information we file electronically with the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-291906) under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the shares of Common Stock offered pursuant to this prospectus supplement. This prospectus supplement does not contain all of the information contained in the registration statement referenced herein and the exhibits and schedules thereto. Certain contracts and other documents described in this prospectus supplement, and the documents incorporated by reference herein, are filed as exhibits to the registration statement referenced herein, and you may review the full text of these contracts and documents by referring to these exhibits. For further information with respect to us and the shares of Common Stock offered under this prospectus supplement, reference is made to the registration statement referenced herein and its exhibits and schedules.

Incorporation By Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded.

We incorporate by reference into this prospectus supplement the information or documents listed below that we have filed under the Exchange Act:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 14, 2025, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 15, 2025, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 9, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 30, 2025, February 7, 2025, February 25, 2025, February 27, 2025, March 4, 2025, March 7, 2025, March 14, 2025, March 18, 2025, March 25, 2025, April 16, 2025, April 28, 2025, May 13, 2025, June 5, 2025, June 11, 2025, June 17, 2025, June 30, 2025, July 1, 2025, July 7, 2025, July 16, 2025, August 27, 2025, September 22, 2025, September 22, 2025, September 24, 2025, December 8, 2025 and December 23, 2025.

●	Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2025; and

●	The description of our Common Stock contained Exhibit 4(vi) to our Annual Report on Form 10-K filed with the SEC on March 13, 2023, including any amendments thereto or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus supplement. All such documents are deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. No additional information is deemed to be part of or incorporated by reference into this prospectus supplement.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus supplement (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by writing or calling us at the following address and telephone number:

Allarity Therapeutics, Inc.

123 E Tarpon Ave

Tarpon Springs, FL 34689

Telephone: (401) 426-4664

Attn.: Chief Financial Officer

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

PROSPECTUS

Allarity Therapeutics, Inc.
$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may from time to time, in one or more offerings, offer and sell up to $50,000,000 in the aggregate of the securities identified above. This prospectus provides you with a general description of the securities. We may offer these securities separately or together in units. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange, or exercise of any securities registered hereunder, including any applicable antidilution provisions.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices, and terms of the securities. The supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 3 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Our common stock trades on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “ALLR.” On December 2, 2025, the closing sale price of our common stock as reported by Nasdaq was $1.20 per share.

As of December 3, 2025, the aggregate market value of our outstanding common stock held by non-affiliates (“public float”) was approximately $27,811,691 based on 15,802,097 shares of outstanding common stock as of December 3, 2025, of which no shares were held by our affiliates, and a price of $1.76 per share on October 9, 2025, which was the highest closing sale price of our common stock on Nasdaq within 60 days of the filing date of this registration statement. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 5, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before investing in our securities.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement, and any applicable free writing prospectus. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement, any applicable free writing prospectus, or the documents incorporated by reference, is accurate as of any date other than the dates of those documents regardless of the time of delivery of this prospectus or prospectus supplement or any sale of the securities. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations, and prospects may have changed.

Unless otherwise stated or the context requires otherwise, when we refer to “Allarity,” “we,” “our,” “us,” and the “Company” in this prospectus, we mean Allarity Therapeutics, Inc. and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, unless the context otherwise requires.

Solely for convenience, tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these tradenames.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus or the documents incorporated herein by reference regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” “could,” “should,” “potential,” “seek,” “evaluate,” “pursue,” “continue,” “design,” “impact,” “affect,” “forecast,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal,” or the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements appear in this prospectus, any accompanying prospectus supplement, and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. The forward-looking statements in this prospectus and the documents incorporated herein by reference may include but are not limited to the statements about:

●	our business strategy and objectives;

●	our future financial performance and results of operations;

●	our assessment of the market opportunities and our abilities to capitalize on such market opportunities;

●	our assessments of the impact of various events on our financial condition and results of operations;

●	the volatility of capital markets and other macroeconomic factors, including inflationary pressures, banking instability issues, geopolitical tensions, or the outbreak of hostilities or war; and

Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

●	the availability of cash on hand and other sources of liquidity to fund our operations and grow our business;

●	our ability to compete effectively depends on multiple factors and we may not be able to continue to develop solutions to address user needs effectively;

●	the financial and operational projections that we may provide from time to time are subject to inherent risks;

●	our quarterly results may vary significantly from period to period;

●	we are dependent on the continued services and performance of a concentrated and limited group of senior management and other key personnel;

●	we face risks related to the impact of various economic, political, environmental, social, and market events beyond our control can impact our business and results of operations; and

●	other risks and uncertainties described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and documents we have filed with the SEC thereafter.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, any prospectus supplement, and the other documents we have filed with the SEC that are incorporated herein by reference to conform such statements to actual results or to changes in our expectations.

iii

SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. You should carefully read the entire prospectus, any applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Overview

We are a clinical-stage, precision medicine pharmaceutical company focused on developing novel anti-cancer therapeutics for patients with high unmet medical need. We were founded on the innovation of our novel Drug Response Predictor (DRP®) platform. The DRP® technology is designed to define the gene expression signatures in cancer cells that predict the cancer cell’s sensitivity to a specific cancer therapeutic. Once defined, the DRP® gene expression signature can then be assessed in cancer tissue biopsies from patients to identify those cancers that share this signature of drug sensitivity, and by extension, to identify those patients who may then be most likely to receive benefit from that specific anti-cancer therapeutic. We have developed and published DRP® signatures for dozens of anti-cancer therapeutics. Ideally, by using DRP to identify the patients most likely to benefit clinically from a given therapeutic, clinical development of that therapeutic can be focused on a smaller, more responsive patient population, which would allow for smaller, cheaper and quicker trials while also enhancing the probability of clinical and regulatory success for that therapeutic. Historically, we have generated DRP signatures for numerous anti-cancer therapeutics and had in-licensed numerous assets for DRP-guided development, including Liposomal CisPlatin (LiPlaCis), Irofulven and dovitinib as well as the novel PARP/tankyrase inhibitor, stenoparib.

We are now singularly focused on the development of stenoparib and the parallel development of the stenoparib DRP® as a companion diagnostic. All other assets including dovitinib, Irofulven and LiPlaCis, were terminated and are no longer part of our portfolio. Stenoparib was in-licensed with exclusive world-wide rights from the Japanese Pharmaceutical company, Eisai Pharmaceuticals. Stenoparib is a novel, dual inhibitor of poly-ADP-ribose polymerase (PARP1/2) as well as tankyrases, enzymes critically important in the WNT cancer cell survival pathway. Stenoparib is currently being explored in a phase 2 clinical trial in patients with advanced, recurrent ovarian cancer who have been pre-selected for enrollment using the stenoparib-DRP®. Emerging clinical data from this ongoing trial in heavily pre-treated, advanced ovarian cancer patients show promising clinical benefit including a patient with a complete, confirmed response (i.e., absence of active disease by RECISTv1.1 criteria) as well as a patient with primary platinum refractory disease who stayed on therapy more than 10 months and two additional patients with ongoing stable disease still on therapy more than 19 months. These compelling data in heavily pre-treated ovarian cancer patients have now prompted us to design a new clinical protocol, guided by key gynecologic oncology experts, to deepen and enrich the understanding of the clinical benefit from stenoparib treatment while also advancing the stenoparib-DRP® as a companion diagnostic used to select patients for stenoparib treatment.

Corporate Information

We were founded in Denmark in 2004 by our chief scientific officer, Steen Knudsen, Ph.D., and our Chief Executive Officer, Thomas H. Jensen, both of whom were formerly academic researchers at the Technical University of Denmark working to advance novel bioinformatic and diagnostic approaches to improving cancer patient response to therapeutics.

We were incorporated in Delaware in 2021. On May 20, 2021, we entered a Plan of Reorganization and Asset Purchase Agreement (the “Recapitalization Share Exchange”), between us, Allarity Acquisition Subsidiary, our wholly owned Delaware subsidiary (“Acquisition Sub”), and Allarity Therapeutics A/S, an Aktieselskab organized under the laws of Denmark. Pursuant to the terms of the Recapitalization Share Exchange, our Acquisition Sub acquired substantially all of the assets and liabilities of Allarity Therapeutics A/S in exchange for shares of our common stock on December 20, 2021, and our common stock began trading on the Nasdaq Global Market on that same day.

Our principal executive offices are located at 123 E Tarpon Ave, Tarpon Springs, FL 34689. Our telephone number is (401) 426-4664, and our email address is info@allarity.com. Our corporate website address is www.allarity.com.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements;

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved; and

●	an extended transition period for complying with new or revised accounting standards.

We may take advantage of these provisions until we no longer qualify as an emerging growth company. We will cease to qualify as an emerging growth company on the date that is the earliest of: (i) December 31, 2026, (ii) the last day of the fiscal year in which we have more than $1.235 billion in total annual gross revenues, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, or (iv) the date on which we have issued more than $1.0 billion of non-convertible debt over the prior three-year period. We may choose to take advantage of some but not all of these reduced reporting burdens. We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies, which may make comparison of our financials to those of other public companies more difficult. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our share price.

We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before you decide to invest in our securities, you should carefully consider the risks discussed under the section entitled “Risk Factors” contained in the applicable prospectus supplement together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties, and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K that is incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks occur, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements” and the identically titled sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects, and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference in Exhibit 4(vi) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 13, 2023.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated, or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.

We will issue the debt securities under the indenture that we will enter into with a national banking association or other eligible party, as trustee. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees;

●	the date or dates on which the principal of the securities of the series is payable;

●	the interest rate, if any, and the method for calculating the interest rate;

●	the dates from which interest will accrue, the interest payment dates, and the record dates for the interest payments;

●	the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	any mandatory or optional redemption terms;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	any dates, if any, on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;

●	if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

●	the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents appointed with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and

●	any other terms of the series of debt securities that may supplement, modify, or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

Allarity may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person (a “successor person”) unless:

●	Allarity is the surviving corporation or the successor person (if other than Allarity) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes Allarity’s obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of Allarity’s subsidiaries may consolidate with, merge into or transfer all or part of its properties to Allarity.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●	default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency, or reorganization of Allarity; and

●	any other event of default provided with respect to a series of debt securities, including any events of default relating to guarantors, if any, or subsidiaries that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency, or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability, or expense that might be incurred by it in performing such duty or exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;

●	such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities that might be incurred by the trustee in compliance with such request;

●	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

●	no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

●	to add guarantees with respect to debt securities of a series or secure debt securities of a series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of any series of debt securities;

●	to comply with the applicable procedures of the applicable depositary;

●	to cure any ambiguity, defect, or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to make any change that does not materially adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; and

●	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then-outstanding if that amendment will:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then-outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;

●	make any change to certain provisions of the indenture relating to waivers or amendments; or

●	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

●	The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States Federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Allarity.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution, or winding up on the common stock or preferred stock, if any.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock, preferred stock, or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. As of the date of this prospectus, we had no rights outstanding.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the number of rights issued to each stockholder and the number of rights outstanding, if any;

●	the extent to which the rights are transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	anti-dilution provisions of the rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the rights and any rights agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the units and any unit agreements will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the securities described herein from time to time in one or more offerings, by a variety of methods, including the following:

●	to or through underwriters;

●	to or through brokers or dealers;

●	through agents;

●	directly to one or more purchasers in negotiated sales or competitively bid transactions;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following (to the extent applicable):

●	the name or names of any underwriters, dealers, agents, or other purchasers;

●	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

●	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers, and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters, dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Pursuant to recent amendments to Rule 15c6-1 of the Exchange Act, after May 28, 2024, trades may settle on the first business day that is also a trading day. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Any underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the issuance of securities offered hereby will be passed upon for us by Venable LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Allarity Therapeutics, Inc. are incorporated in this Registration Statement on Form S-3 by reference from Allarity Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should read the actual documents for a more complete description of the relevant matters.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.allarity.com. Through our website, we make available, free of charge, annual, quarterly, and current reports, proxy statements, and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed under the Exchange Act:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 14, 2025, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 15, 2025, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 9, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 30, 2025, February 7, 2025, February 25, 2025, February 27, 2025, March 4, 2025, March 7, 2025, March 14, 2025, March 18, 2025, March 25, 2025, April 16, 2025, April 28, 2025, May 13, 2025, June 5, 2025, June 11, 2025, June 17, 2025, June 30, 2025, July 1, 2025, July 7, 2025, July 16, 2025, August 27, 2025, September 22, 2025, September 22, 2025, and September 24, 2025.

●	Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2025; and

●	The description of our common stock contained in Exhibit 4(vi) to our Annual Report on Form 10-K filed with the SEC on March 13, 2023, including any amendments thereto or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. All such documents are deemed to be part of this prospectus from the date of the filing of such reports and documents.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. No additional information is deemed to be part of or incorporated by reference into this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by writing or calling us at the following address and telephone number:

Allarity Therapeutics, Inc.

123 E Tarpon Ave

Tarpon Springs, FL 34689

Telephone: (401) 426-4664

Attn.: Chief Financial Officer

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement, or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Up to $6,000,000 Shares of Common Stock

Prospectus Supplement

January 28, 2026